UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2008
TRONOX INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE	1-32669	20-2868245

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

211 N. Robinson, Suite 300
Oklahoma City, Oklahoma		73102
(Address of principal executive offices)		(Zip Code)
(405) 775-5000
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On July 29, 2008, Tronox Incorporated (the “Company”) and its subsidiary Tronox Worldwide LLC (the “Borrower”) entered into the First Amendment to and Waiver of Receivables Sale Agreement (“Amendment No. 1”) to the Receivables Sale Agreement (the “Agreement”) dated as of September 26, 2007. Amendment No. 1, among other things, (i) eliminated the requirement that all purchases and deposits from collections be made out of, or in the case of collections, be made into, the cash collateral account; (ii) eliminated Tronox Funding LLC’s ability to extend the scheduled maturity date and deleted the following definitions: “Cash Collateral,” “Cash Collateral Account,” “Cash Secured Purchase Commencement Date,” “Cash Secured Investment,” “Term Out Activation Notice,” “Term Out Option,” and “Term Out Period”; (iii) amended the term “aggregate Commitment” to reduce $102,000,000 to $76,500,000; and (iv) amended the term “Purchase Limit” to reduce it from $100,000,000 to $75,000,000.
     As consideration for Amendment No. 1, the Company paid a fee of $286,825.
     The description of Amendment No. 1 is qualified in its entirety by the copy thereof attached as Exhibit 99.1 hereto and which is incorporated by reference herein.
     A copy of the Agreement was filed as Exhibit 10.1 of the Company’s current report on Form 8-K, filed with the SEC on October 2, 2007.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	First Amendment to and Waiver of Receivables Sale Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 4, 2008

TRONOX INCORPORATED

By:	/s/ Michael J. Foster
Name:	Michael J. Foster
Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Form of Amendment No. 1